SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934



        Date of Report (Date of earliest event reported): July 30, 1996


                             INFODATA SYSTEMS INC.
            (Exact name of Registrant as specified in its charter)


         VIRGINIA                   0-10416                   16-0954695
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)              Identification
                                                                Number)

     12150 MONUMENT DRIVE
     SUITE 400
     FAIRFAX, VIRGINIA                                22033
(Address of principal executive offices)            (zip code)


Registrant's telephone number, including area code: (703) 934-5205


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS.

     On July 30, 1996, the Board of Directors of Infodata Systems Inc. (the "Company") declared a two-for-one stock split of its Common Stock in the form of a 100% share distribution. The shares will be distributed on August 26, 1996 to shareholders of record as of August 12, 1996. It is anticipated that the Company, which presently has approximately 1,075,400 shares of Common Stock outstanding, will have approximately 2,150,800 shares outstanding after the stock split. The purpose of the stock split is to increase the number of tradeable shares of Common Stock outstanding.

     The above-reported amount of shares of Common Stock currently outstanding reflects the fact that during and prior to July 1996, all shares of the Company's Preferred Stock that previously were outstanding were converted by the holders thereof into shares of Common Stock. The Company currently has no shares of Preferred Stock outstanding.


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


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             INFODATA SYSTEMS INC.
                                             (Registrant)



Dated: July 31, 1996                         By:/s/HARRY KAPLOWITZ
                                                ------------------
                                                Harry Kaplowitz
                                                President

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